Exhibit 10.31

AMENDMENT TO THE
NOBLE ENERGY, INC.
2017 LONG-TERM INCENTIVE PLAN
(Amended and Restated Effective April 23, 2019)

Pursuant to the provisions of Section 14.1 thereof, the Noble Energy, Inc. 2017 Long-Term Incentive Plan (Amended and Restated Effective April 23, 2019) (the “Plan”) is hereby amended in the following respect only:

Section 2.18 of the Plan is hereby amended by restatement in its entirety to read as follows:

2.18    “Fair Market Value” means the closing sales price for the Common Stock as quoted on any established stock exchange or a national market system, including without limitation the Nasdaq Global Select Market, the Nasdaq Global Market, the Nasdaq Capital Market, and the New York Stock Exchange, on the date of the determination (or if there was no reported sale on such exchange or system on such date, on the last preceding day on which there was a reported sale on such exchange or system).

IN WITNESS WHEREOF, this Amendment has been executed on this 27th day of January, 2020, to be effective December 30, 2019.

NOBLE ENERGY, INC
By:	/s/ David L. Stover
Name:	David L. Stover
Title:	Chairman and Chief Executive